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                                                               Exhibit 24.1(iii)
                                                               -----------------

                               POWER OF ATTORNEY
                               -----------------

                       NATIONAL EQUIPMENT SERVICES, INC.


     KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below constitutes and appoints Kevin P. Rodgers, Dennis J. O'Connor and Paul R. Ingersoll and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities which such person serves or may serve with respect to National Equipment Services, Inc., to sign the Registration Statement on Form S-4 of (i) National Equipment Services, Inc. and (ii) Albany Ladder Company, Inc., BAT Acquisition Corp., NES Acquisition Corp., NES East Acquisition Corp. and NES Michigan Acquisition Corp. (collectively, the "Subsidiary Guarantors") relating to the registration of $100,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2004, Series B (the "Exchange Notes") to be issued by National Equipment Services, Inc. and the related guarantees of the Subsidiary Guarantors, and any or all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     This power of attorney has been signed as of the 19th day of May, 1998, by the following person:



/s/ John L. Grove
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John L. Grove,
Director